EXHIBIT 99.1

Luvu Brands Reports Fiscal Year 2022 Results

Reports Record Full Year Net Sales of $26.3 million

Atlanta, Georgia, October 13, 2022 – Luvu Brands, Inc. (OTCQB: LUVU), a designer, manufacturer and marketer of a portfolio of consumer lifestyle brands, today reported financial results for its fiscal year ended June 30, 2022.

Full-Year Fiscal 2022 Highlights

Fiscal year ended June 30, 2022 as compared to the fiscal year ended June 30, 2021

•	Net sales increased 14% to a record $26.3 million.
•	Total gross profit of $6.0 million compared to $6.3 million in fiscal 2021.
•	Gross profit as a percentage of net sales decreased to 23% from 27% in the prior year.
•	Operating expenses were $5.1 million compared to $4.5 million in fiscal 2021.
•	Net income was $0.6 million, or $0.01 per share, compared to net income of $2.6 million, or $0.03 per share, in 2021.
•	Adjusted EBITDA of $1,276,000 compared to $3,173,000 in the prior fiscal year.

Louis Friedman, Chairman and Chief Executive Officer, commented, “Fiscal 2022 was a pivotal year for the Company. We reported record net sales, and being a vertically integrated US-based manufacturer, we have been able to successfully avoid many of the supply chain problems facing most other manufacturers.”

Full-Year Fiscal 2022 Results

Net sales increased 14% to $26.3 million, compared to $23.1 million in fiscal 2021. Sales of the Company’s flagship Liberator brand increased 22% from the prior year to $12.0 million. Jaxx product sales increased 22% during the fiscal year to $8.3 million, and Avana sales decreased 21% to $2.9 million.  Net sales of products purchased for resale decreased 9% during the year to $1.6 million and Other revenue increased 54% to $1.6 million.

Total gross profit for the year was $6.0 million, down 5% from $6.3 million in fiscal 2021. Gross profit as a percentage of net sales decreased to 23% from 27% in the prior fiscal year, due primarily to production cost increases consisting of raw material and labor cost increases.

Operating expenses were $5.1 million compared to $4.5 million in fiscal 2021. The 13% increase in operating expenses from the prior year was primarily due to higher advertising and promotion expenses, and higher occupancy and personnel related costs.

Other income for fiscal 2021 included a $1.1 million gain on the forgiveness of the PPP loan.

Net income for the year was $604,000, or $0.01 per share, compared to net income of $2,563,000, or $0.03 per share in fiscal 2021.

Adjusted EBITDA for the year was $1,276,000, compared to $3,173,000 in the prior fiscal year.

Cash and cash equivalents on June 30, 2022 totaled $0.9 million compared to $1.0 million at June 30, 2021.

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Conference Call

Management will host a conference call at 4:00 p.m. EST (3:00 p.m. CST; 1:00 p.m. PST) on Friday, October 14, 2021. To listen and participate in the call, please register on this weblink: https://www.webcaster4.com/Webcast/Page/2527/46851

A Q&A session will take place after the formal presentation, which shareholders and other interested parties can partake in through the aforementioned weblink or by dialing 888-506-0062 (international: 973-528-0011) using the participant access code 159916.

Forward-Looking Statements

Certain matters discussed in this press release may be forward-looking statements.  Such forward-looking statements can be identified by the use of words such as ''should,'' ''may,'' ''intends,'' ''anticipates,'' ''believes,'' ''estimates,'' ''projects,'' ''forecasts,'' ''expects,'' ''plans,'' and ''proposes.'' These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. You are urged to carefully review and consider any cautionary statements and other disclosures in our Annual Report on Form 10-K for the fiscal year ended June 30, 2022 as filed with the Securities and Exchange Commission (the "SEC") on October 12, 2022 and our other filings with the SEC.  All forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements, many of which are generally outside the control of Luvu Brands, Inc. and are difficult to predict. Luvu Brands, Inc. does not undertake any duty to update any forward-looking statements except as may be required by law.  The information which appears on our websites and our social media platforms is not part of this press release.

Use of Non-GAAP Financial Measures

Luvu Brands’ management evaluates and makes operating decisions using various financial metrics. In addition to the Company's GAAP results, management also considers the non-GAAP measure of Adjusted EBITDA and Non-GAAP Operating Margin. As used herein, Adjusted EBITDA represents net income before interest income, interest expense, income taxes, depreciation, amortization, and stock-based compensation expense, and Non-GAAP Operating Margin means Adjusted EBITDA divided by net sales.  Management believes that these non-GAAP measures provide useful information about the Company's operating results.  Neither Adjusted EBITDA nor Non-GAAP Operating Margin have been prepared in accordance with GAAP. These non-GAAP financial measures should not be considered as alternatives to, or more meaningful than, gross profit and net income as indicators of the Company’s operating performance. Further, these non-GAAP financial measures, as presented by the Company, may not be comparable to similarly titled measures reported by other companies. The Company has attached to this press release a reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures.

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About Luvu Brands

Luvu Brands, Inc. designs, manufactures and markets a portfolio of consumer lifestyle brands through the Company’s websites, online mass merchants and specialty retail stores worldwide. Brands include: Liberator®, a brand category of iconic products for enhancing sexual performance; Avana®, inclined bed therapy products, assistive in relieving medical conditions associated with acid reflux, surgery recovery and chronic pain; and Jaxx®, a diverse range of casual fashion daybeds, sofas and beanbags made from polyurethane foam and repurposed polyurethane foam trim. Headquartered in Atlanta, Georgia, the Company occupies a 140,000 square foot vertically-integrated manufacturing facility and employs over 200 people. The Company's brand sites include: www.liberator.com, www.jaxxbeanbags.com, www.avanacomfort.com plus other global e-commerce sites. For more information about Luvu Brands, please visit www.luvubrands.com.

Company Contact:

Luvu Brands, Inc.

Alexander A. Sannikov

Chief Financial Officer

770-246-6426

IR@LuvuBrands.com

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Full-Year Fiscal 2022 Summary Financial Tables

**Condensed Consolidated Statements**

| | Twelve Months Ended | | | |
|---|---|---|---|---|
| | | 6/30/2022 | | 6/30/2021 |
| | *(in thousands, except share data)* | | | |
| **Net Sales** | $ | **26,343** | $ | 23,105 |
| Cost of goods sold | | **20,342** | | 16,804 |
| **Gross profit** | | **6,001** | | 6,301 |
| Operating expenses: | | | | |
| Advertising and promotion | | **574** | | 502 |
| Other selling and marketing | | **1,189** | | 1,043 |
| General and administrative | | **2,986** | | 2,694 |
| Depreciation | | **306** | | 220 |
| Total operating expenses | | **5,055** | | 4,459 |
| **Operating income** | | **946** | | 1,842 |
| Other Income (Expense): | | | | |
| Gain on forgiveness of SBA loan | | **-** | | 1,096 |
| Total interest and other expense | | **(342)** | | (375) |
| Total Other Income (Expense) | | **(342)** | | 721 |
| **Income before income taxes** | | **604** | | 2,563 |
| Provision for income taxes | | **-** | | - |
| **Net income** | $ | **604** | $ | 2,563 |
| **Net income per share:** | | | | |
| **Basic** | $ | **0.01** | $ | 0.03 |
| **Diluted** | $ | **0.01** | $ | 0.03 |
| Shares used in calculation of net income per share: | | | | |
| **Basic** | | **75,456,306** | | 74,296,689 |
| **Diluted** | | **76,110,815** | | 75,494,948 |

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Condensed Consolidated Balance Sheets

		6/30/2022		6/30/2021
		(in thousands, except share data)		
ASSETS				
Current assets:				
Cash and cash equivalents	$	859	$	977
Receivables, net		1,107		1,134
Inventories, net		3,817		3,391
Prepaid expenses		165		145
Total current assets		5,948		5,647
Equipment and leasehold improvements, net		2,029		1,934
Finance lease assets		47		27
Operating lease assets		2,255		2,554
Other assets		100		84
Total assets	**$**	**10,379**		**10,246**
LIABILITIES AND STOCKHOLDERS' EQUITY				
Current liabilities:				
Accounts payable	$	2,680	$	2,669
Current debt		1,618		1,599
Other accrued liabilities		545		694
Operating lease liability		331		250
Total current liabilities		5,174		5,212
Noncurrent liabilities:				
Long-term debt		1,183		1,288
Long-term operating lease liability		2,068		2,423
Total noncurrent liabilities		3,251		3,711
Total liabilities		8,425		8,923
Stockholders' equity:				
Common stock		760		750
Additional paid-in capital		6,183		6,166
Accumulated deficit		(4,989)		(5,593)
Total stocholders' equity		1,954		1,323
Total liabilities and stockholders' equity	**$**	**10,379**	**$**	**10,246**

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Condensed Consolidated Statement of Cash Flow

	Twelve Months Ended	
	6/30/2022	6/30/2021
	(in thousands, except share data)	
OPERATING ACTIVITIES:		
Net income	$ 604	$ 2,563
Adjustments to reconcile net income to net cash provided by operating activities:		
Forgiveness of SBA Loan	-	(1,096)
Depreciation and amortization	306	220
Stock based compensation expense	24	15
Provision for bad debt	22	1
Provision for inventory reserve	3	32
Amortization of operating lease asset	298	295
Changes in operating assets and liabilities:		
Accounts receivable	5	-
Inventories	(430)	(1,438)
Prepaid expenses and other assets	(34)	(158)
Accounts payable	12	234
Accrued expenses and interest	17	40
Accrued payroll and related	(166)	40
Operating lease liability	(274)	(209)
Net cash provided by operating activities	387	540
INVESTING ACTIVITIES:		
Investment in equipment and leasehold improvements	(52)	(210)
Net cash used in investing activities	(52)	(210)
FINANCING ACTIVITIES:		
Proceeds from unsecured notes payable	200	200
Repayment of unsecured notes payable	(200)	(489)
Proceeds from secured notes payable	-	200
Net cash provided by (repaid to) line of credit	(13)	78
Repayment of credit card advance	-	(56)
Repayments of secured notes payable	(152)	(239)
Repayment of unsecured line of credit	(12)	(11)
Proceeds from exercise of stock options	3	9
Payments on equipment notes	(268)	(189)
Principal payments on leases payable	(11)	(8)
Net cash provided by financing activities	(453)	(505)
Net increase (decrease) in cash and cash equivalents	(118)	(175)
Cash and cash equivalents at beginning of period	977	1,152
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$ 859	$ 977

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SUPPLEMENTAL FINANCIAL INFORMATION

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

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